UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 23, 2019
(Date of earliest event reported)
CRAY INC.
(Exact name of Registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
901 Fifth Avenue, Suite 1000
Seattle, WA 98164
(Address of principal executive offices)
98164
(Zip Code)
(206) 701-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRAY	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Bylaws.
On June 23, 2019, the Board of Directors (the “Board”) of Cray Inc. (the “Company”) approved the fourth amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws, as amended, which Amendment became effective immediately. The Amendment provides that (i) the Board may postpone, reschedule (to a date and time determined by the Board) or cancel any previously scheduled annual or special meeting of shareholders, provided that subject to applicable law, any adjournment, postponement or rescheduling of such meeting or the announcement thereof will not commence a new time period for the giving of a shareholder’s notice; (ii) if a quorum fails to attend any meeting of shareholders, the chairperson of such meeting or, if directed to be voted on by the chairperson of such meeting, the holders of a majority of the voting power of the shares entitled to vote who are present in person or represented by proxy at such meeting may adjourn the meeting; and (iii) meetings of shareholders will be presided over by (a) such person as designated by the Board, or (b) in the absence of such person, the Chairman of the Board, or, (c) in the absence of such person, the Chief Executive Officer of the Company.
The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Document
3.1	Fourth Amendment to Amended and Restated Bylaws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAY INC.

Date: June 24, 2019	By:	/s/ Michael C. Piraino
Michael C. Piraino
Senior Vice President Administration, General Counsel and Corporate Secretary